As filed with the Securities and Exchange Commission on June 23, 2009.

File No. 811-04438

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 23

ABERDEEN AUSTRALIA EQUITY FUND, INC.

(Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road

Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

Registrant’s telephone number, including Area Code: (866) 839-5205

Mr. Alan R. Goodson

Aberdeen Asset Management Inc.

1735 Market Street, 37th Floor

Philadelphia, PA 19103

(Name and Address of Agent for Service)

Copies to:

Sander M. Bieber, Esq.

Dechert LLP

1775 I Street, NW

Washington, DC 20006

This amendment is being filed solely to file exhibits to this Registration Statement.

PART C

Amendment to Sub-Administration Agreement between Aberdeen Asset Management Inc. and Princeton Administrators, LLC, dated as of November 30, 2006, filed herewith as Exhibit (k)(10)

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 23 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 23rd day of June, 2009.

                ABERDEEN AUSTRALIA EQUITY FUND, INC.

*
Christian Pittard
President

By:	/s/ Victoria M. Szybillo
Victoria M. Szybillo
as Attorney-in-Fact for Christian Pittard

* Pursuant to a power of attorney filed herewith.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director or Officer constitutes and appoints Jennifer Nichols, Lucia Sitar, Sander M. Bieber, David J. Harris, David M. Geffen, Brian S. Vargo, Victoria M. Szybillo, and Karl Paulson Egbert, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to ABERDEEN AUSTRALIA EQUITY FUND, INC. (the “Fund”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

/s/ Christian Pittard	March 10, 2009
Name: Christian Pittard Title: President	Date

EXHIBIT INDEX

Exhibit	Description

(k)(10)	Amendment to Sub-Administration Agreement between Aberdeen Asset Management Inc. and Princeton Administrators, LLC, dated as of November 30, 2006